Exhibit 1.1

Underwriting Agreement

Borr Drilling Limited

Common Shares, par value $0.10 per Share

Underwriting Agreement

December 9, 2025
DNB Carnegie, Inc.
Clarksons Securities AS
Citigroup Global Markets Inc.
Fearnley Securities AS
Pareto Securities AS

As representatives (the “Representatives”) of the several Underwriters named in Schedule I hereto

c/o	DNB Carnegie, Inc.
30 Hudson Yards, 81st Floor
New York, New York 10001

Clarksons Securities AS
Munkedamsveien 62c
0270 Oslo
Norway

Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

Fearnley Securities AS
Dronning Eufemias gate 8
N-0191 Oslo
Norway

Pareto Securities AS
Dronning Mauds gate 3
P.O. Box 1411 Vika
N-0115 Oslo
Norway

Ladies and Gentlemen:

Borr Drilling Limited, an exempted company limited by shares and registered in Bermuda (the “Company”), proposes, subject to the terms and conditions stated in this agreement (this “Agreement”), to issue and sell to the Underwriters named in Schedule I hereto ( the “Underwriters”) an aggregate of 21,000,000 Common Shares, par value $0.10 per share (the “Common Shares”), of the Company (the “Shares”). The Company and its direct and indirect subsidiaries are herein called the “Company Entities” and each, a “Company Entity.”

It is understood and agreed to by the parties hereto that on December 8, 2025, the Company and Noble Corporation Plc (the “Seller”) entered into an asset purchase agreement, pursuant to which the Company will acquire five rigs from the Seller (the “Rig Acquisition Agreement”).

Borr IHC Limited, an exempted company limited by shares registered in Bermuda and a wholly owned subsidiary of the Company (“Borr IHC”), and certain directly or indirectly wholly owned subsidiaries of Borr IHC (together with Borr IHC, the “Note Issuers”), are conducting an offering of notes concurrently with the offering of the Shares (the “Concurrent Notes Offering”), pursuant to which the Note Issuers propose to issue and sell to certain initial purchasers $150,000,000 aggregate principal amount of 10.375% Senior Secured Notes due 2030 (the “Senior Secured Notes”). The Concurrent Notes Offering and the offering of the Shares are not contingent on one another

1.        The Company represents and warrants to, and agrees with, each of the Underwriters that:

(a)    An “automatic shelf registration statement” as defined under Rule 405 under the Securities Act of 1933, as amended (the “Act”) on Form F-3 (File No. 333-286490) (the “Initial Registration Statement”) in respect of the Shares and other securities has been filed with the Securities and Exchange Commission (the “Commission”) not earlier than three years prior to the date hereof; such Initial Registration Statement, and any post-effective amendment thereto, and, excluding exhibits to the Initial Registration Statement, but including all documents incorporated by reference in the prospectus included therein, have become effective with the Commission in such form; no other document with respect to the Initial Registration Statement or any document incorporated by reference therein has heretofore been filed, or transmitted for filing, with the Commission (other than prospectuses filed pursuant to Rule 424(b) under the Act, each in the form heretofore delivered to the Representatives); and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or any part thereof, has been issued and no proceeding for that purpose or pursuant to Section 8A of the Act has been initiated or, to the Company’s knowledge, threatened by the Commission, and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company (the base prospectus filed as part of the Initial Registration Statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement relating to the Shares, is hereinafter called the “Base Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement, including all exhibits thereto and including any prospectus supplement relating to the Shares that is filed with the Commission and deemed by virtue of Rule 430B under the Act to be part of the Initial Registration Statement, each as amended at the time such part of the Initial Registration Statement became effective became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the Base Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(c) of this Agreement), is hereinafter called the “Pricing Prospectus”; the form of the final prospectus relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof is hereinafter called the “Prospectus”; any reference herein to the Base Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 6 of Form F-3 under the Act, as of the date of such prospectus; any reference to any amendment or supplement to the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Base Prospectus, such Preliminary Prospectus or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; any oral or written communication with potential investors undertaken in reliance on Rule 163B under the Act Section 5(d) of the Act by a Company Entity is hereinafter called a “Rule 163B Communication”; and any Rule 163B Communication that is a written communication within the meaning of Rule 405 under the Act is hereinafter called a “Rule 163B Writing”; and any bona fide roadshow presentation that is a written communication within the meaning of Rule 405 under the Act, or  “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”);

(b)    No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information (as defined in Section 9(b) of this Agreement);

(c)     For the purposes of this Agreement, the “Applicable Time” is 7:30 a.m. (New York City time) on the date of this Agreement. The Pricing Prospectus, as supplemented by the information listed in Schedule II hereto (as so supplemented, the “Pricing Disclosure Package”), as of the Applicable Time, did not, and as of the Time of Delivery (as defined in Section 4(a) of this Agreement) will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus and each Rule 163B Writing does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each Issuer Free Writing Prospectus and each Rule 163B Writing, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not, and as of the Time of Delivery will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in reliance upon and in conformity with the Underwriter Information;

(d)      [Reserved];

(e)      The Registration Statement, the Pricing Prospectus and the Prospectus conform, and any further amendments or supplements to the Registration Statement and any such prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Pricing Prospectus, Prospectus and any amendment or supplement thereto, and as of the Time of Delivery, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein (in the case of the Registration Statement) or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; the documents incorporated by reference in the Pricing Prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents taken together with the Pricing Prospectus and the Prospectus contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Pricing Prospectus and the Prospectus or any further amendment or supplement thereto, when such documents are filed with the Commission  will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and taken together with the Pricing Prospectus and the Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information;

(f)      (A) (i) At the time of filing of the Initial Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Shares in reliance on the exemption of Rule 163 under the Act, and (iv) and at the date hereof, the Company was and is a “well-known seasoned issuer” as defined in Rule 405 under the Act; and (B) at the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Shares, and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Act;

(g)     Except as described in the Pricing Prospectus and the Prospectus, there are no (i) preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity interests in the Company Entities which give any party other than a Company Entity the right to acquire such equity interests or (ii) outstanding options or warrants to purchase any securities of the Company Entities. Neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Common Shares or other securities of the Company; no holder of securities of the Company has rights to the registration of such securities under the Registration Statement;

(h)     Each of the Company Entities (i) has been duly incorporated or organized (as the case may be) and is validly existing and in good standing under the laws of its jurisdiction of organization, with power and authority (corporate and other) to own, lease and operate its properties and conduct its business as described in the Pricing Prospectus and the Prospectus, and (ii) is duly qualified as a foreign corporation or company (as the case may be) for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except, in the case of this clause (ii), where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect (as defined in Section 1(l) of this Agreement); and each material subsidiary of the Company has been listed in Exhibit 8.1 of the Annual Report on Form 20-F which is incorporated by reference into the Registration Statement, the Pricing Prospectus and the Prospectus. None of the Company Entities is in bankruptcy, liquidation, receivership or has a restructuring officer or interim restructuring officer appointed, or is subject to any similar proceeding;

(i)      Except as disclosed in the Registration Statement, (i) the Company has all requisite power and authority to execute and deliver this Agreement and perform its obligations hereunder and (ii) the Company has all requisite corporate power and authority to issue, sell and deliver the Shares, in accordance with and upon the terms and conditions set forth in this Agreement and upon the terms set forth in the Pricing Disclosure Package and the Prospectus. At the Time of Delivery, all corporate actions required to be taken by the Company for the authorization, issuance, sale and delivery of the Shares and the consummation of the transactions contemplated by this Agreement to take place as of or prior to the Time of Delivery, shall have been validly taken;

(j)       This Agreement has been duly and validly authorized, executed and delivered by the Company;

(k)     The Rig Acquisition Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms (except as may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law)). As of the date of this Agreement, the Company has not received any notice of termination of the Rig Acquisition Agreement from the Seller;

(l)      Except as disclosed in the Registration Statement, none of (i) the offering, issuance and sale by the Company of the Shares pursuant to the terms of this Agreement, (ii) the consummation of the transactions contemplated hereby, (iii) the offering, issuance and sale of the Senior Secured Notes in the Concurrent Notes Offering, (iv) the execution, delivery and performance by the Company of the Rig Acquisition Agreement, or (v) the application of the proceeds from the sale of the Shares as described under “Use of Proceeds” in the Pricing Disclosure Package and the Prospectus (A) conflicts or will conflict with or constitutes or will constitute a violation of the memorandum or articles of association, bye-laws, certificate of incorporation or any other formation, organizational or constituent documents of the Company Entities (the “Organizational Documents”), (B) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under any indenture, contract, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Company Entities is a party or by which any of them or any of their respective properties may be bound, (C) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court, regulatory body (including the SEC), administrative agency, governmental body or arbitrator having jurisdiction over any of the Company Entities or any of their properties or assets in a proceeding to which any of them or their property is a party or (D) resulted, results or will result in the creation or imposition of any lien upon any property or assets of any of the Company Entities, except, in the case of clauses (B), (C) and (D), that would not, individually or in the aggregate, have a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” shall mean any material adverse change or effect, or any development involving a prospective material adverse change or effect, in or affecting (i) the business, properties, general affairs, management, financial position, shareholders' equity or results of operations of the Company Entities, taken as a whole, or (ii) the ability of the Company to perform its obligations under this Agreement, including the issuance and sale of the Shares, or to consummate the transactions contemplated in the Pricing Prospectus and the Prospectus;

(m)    No permit, consent, approval, authorization, order, registration, filing or qualification of or with any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over any of the Company Entities or any of their properties or assets is required in connection with (i) the offering or sale by the Company of the Shares, (ii) the execution, delivery and performance of this Agreement or the fulfillment of the terms hereof or thereof by the Company hereto or thereto or (iii) the consummation of any other transactions contemplated by this Agreement, except in each case (A) such as have been obtained under the Act, the approval by the Financial Industry Regulatory Authority (“FINRA”) of the underwriting terms and arrangements and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters or (B) such consents that have been, or prior to the Time of Delivery will be, obtained;

(n)     None of the Company Entities is (i) in violation of any of its Organizational Documents, (ii) in violation of any statute, law, rule or regulation or any order, judgment, decree or injunction of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over it or any of its properties or assets or (iii) in breach, default (or an event that, with notice or lapse of time or both, would constitute such a default) or violation in the performance of any obligation, agreement or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of clauses (ii) and (iii), for such violations, breaches or defaults that would not, individually or in the aggregate, have a Material Adverse Effect;

(o)    At the Time of Delivery, the issued and outstanding share capital of the Company will consist of 306,872,798 Common Shares. The Company has an authorized capitalization as set forth in the Pricing Prospectus and all of the issued Common Shares, have been duly and validly authorized and issued and are fully paid and non-assessable and conform to the description of the Common Shares contained in the Pricing Disclosure Package and the Prospectus; and all of the issued shares of capital stock or shares (as applicable) of each direct or indirect subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable, were not issued in violation of any preemptive or similar rights and (except, in the case of any non-U.S. subsidiary, for directors’ qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities, claims or restrictions on voting or transfer (“Liens”), except for such Liens or encumbrances described in the Pricing Prospectus and the Prospectus;

(p)     Except as set forth in the Pricing Disclosure Package and the Prospectus, no labor problem or dispute with the employees of any of the Company Entities exists, or, to the knowledge of the Company, is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of the Company Entities’ principal suppliers, contractors or customers except as would not, individually or in the aggregate, have a Material Adverse Effect;

(q)     None of the Company Entities has, since the date of the latest financial statements included or incorporated by reference in the Pricing Prospectus, (i) sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree or (ii) entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company Entities taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company Entities taken as a whole, in each case otherwise than as set forth or contemplated in the Pricing Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been (x) any change in the number of issued Common Shares or other equity securities (other than as a result of (i) the exercise, if any, of share options or the award, if any, of shares options or restricted shares in the ordinary course of business pursuant to the Company’s equity plans that are described in the Pricing Prospectus and the Prospectus or (ii) the issuance, if any, of shares or other equity securities upon conversion of Company securities as described in the Pricing Prospectus and the Prospectus) or long‑term debt of any of the Company Entities, (y) any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company, on any class of issued shares or capital stock or (z) any Material Adverse Effect;

(r)     The historical financial statements of the Company included or incorporated by reference in the Pricing Prospectus, the Prospectus and the Registration Statement, together with the related schedules and notes, present fairly the financial condition, results of operations and cash flows of the entities purported to be shown thereby and on the basis stated therein, as of the dates and for the periods indicated; such financial statements comply as to form with the applicable accounting requirements of Regulation S-X under the Act and have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods involved (except as otherwise noted therein); all disclosures contained in the Registration Statement and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Act, to the extent applicable; the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement and the Prospectus fairly present the information called for in all material respects and have been prepared in accordance with the Commission’s rules and guidelines applicable thereto;

(s)    PricewaterhouseCoopers LLP, who have audited certain financial statements included or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus and delivered their reports with respect thereto, are an independent registered public accounting firm with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder and the rules and regulations of the Public Company Accounting Oversight Board;

(t)      There is no (i) action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the knowledge of the Company, threatened, to which any of the Company Entities is or may be a party or to which property of any of the Company Entities is or may be subject or, to the Company’s knowledge, to which any affiliate or director of the Company is or may be subject or that would be required to be disclosed in the Registration Statement, which is not disclosed in the Pricing Disclosure Package and Prospectus as required, (ii) statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency with respect to any Company Entity or (iii) injunction, restraining order or order of any nature issued by a federal or state court or foreign court of competent jurisdiction, to which any of the Company Entities is or may be subject or, to the Company’s knowledge, to which any affiliate or director of the Company is or may be subject, that, in the case of clauses (i), (ii) and (iii) above, could, individually or in the aggregate, (A) have a Material Adverse Effect, (B) prevent or result in the suspension of the offering and sale of the Shares or (C) in any manner draw into question the validity of this Agreement;

(u)     As of the date hereof, the Company Entities do not, and at the Time of Delivery will not, own any real property. As of the Time of Delivery, the Company Entities will have good title to all personal property described in the Pricing Disclosure Package or the Prospectus as owned by the Company Entities, and each relevant subsidiary of the Company holds, directly or indirectly, the interest in the applicable drilling rig or vessel (“Rig”) set forth opposite its name on Exhibit A, in each case free and clear of all Liens except (i) as described, and subject to the limitations contained, in the Pricing Disclosure Package, (ii) as do not materially affect the value of such property, taken as a whole, and do not materially interfere with the use of such properties, taken as a whole, as they have been used in the past and are proposed to be used in the future, as described in the Pricing Disclosure Package and the Prospectus, and (iii) any ship repairer’s or outfitter’s possessory lien (unless such a Lien is prohibited under the terms of a Company Entity’s financing), any lien or master’s, officer’s or crew’s wages outstanding in the ordinary course of its trading and in accordance with usual maritime practice; liens for salvage, or any other Lien arising by operation of law in the ordinary course of trading (and not as a result of any default or omission by a Company Entity) (the Liens described in clauses (i), (ii) and (iii) above being “Permitted Liens”); with respect to any interest in real property and buildings held under lease by Company Entities, such real property and buildings are held under valid and subsisting and enforceable leases (except as may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law));

(v)    Each Rig is duly registered under the laws of the jurisdiction set forth on Exhibit A in the name of the applicable entity identified on Exhibit A, free and clear of all Liens, except Permitted Liens, and all defects of the title of record; and all past and current taxes, impositions, duties, levies and other similar charges (“Taxes”) due with respect to each such Rig have been paid, and each such Rig is in good standing with respect to the payment of past and current Taxes, fees and other amounts payable under the laws of the jurisdiction where it is registered as would affect its registry with the ship registry of such jurisdiction, except as would not, individually or in the aggregate, have a Material Adverse Effect. Each Rig has been operated in compliance in all material respects with the rules, codes of practice, conventions, protocols, guidelines or similar requirements or restrictions imposed, published or promulgated by any governmental authority, classification society or insurer applicable to the respective Rig (collectively, “Maritime Guidelines”) and all applicable international, national, state and local conventions, laws, regulations, orders, licenses and other requirements (including, without limitation, all Environmental Laws (as defined in Section 1(aa) of this Agreement)). The relevant Company Entities are qualified to own or lease, as the case may be, and operate such Rigs under all applicable international, national, state and local conventions, laws, regulations, orders, licenses and other requirements (including, without limitation, all Environmental Laws) and Maritime Guidelines, including the laws, regulations and orders of each such Rig’s flag state, except for such qualifications as are not material in nature;

(w)    Each of the Company Entities has duly and timely filed, or caused to be filed, all foreign, federal, state and local Tax returns that are required to be filed or has requested extensions thereof (except in any case where the financial statements are pending and therefore not able to be filed or in which the failure so to file would not have a Material Adverse Effect) and all national, regional, local and other Taxes required to be paid by each of the Company Entities have been timely paid, except for any such Tax, assessment, fine or penalty that is not yet due and payable, is currently being contested in good faith and for which appropriate reserves are maintained in accordance with U.S. generally accepted accounting principles, or as would not have, individually or in the aggregate, a Material Adverse Effect. There is no Tax deficiency (other than a Tax deficiency that the relevant company is contesting in good faith by appropriate proceedings and for which such company has provided adequate reserves in accordance with U.S. generally accepted accounting principles) that has been asserted against any of the Company Entities or any of their respective properties or assets, that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect;

(x)      The Company Entities carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as are generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect. The Company Entities have no reason to believe that they will not be able to (i) renew their existing insurance coverage as and when such policies expire or (ii) obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct their business as now conducted and at a cost materially similar to the current cost of such coverage;

(y)     No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any distributions to the Company, from making any other distribution on such subsidiary’s equity interests, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Pricing Prospectus and the Prospectus;

(z)     Except as described in or contemplated by the Pricing Disclosure Package and the Prospectus, the Company Entities possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct their business, except as would not, individually or in the aggregate, have a Material Adverse Effect; except as described in the Pricing Prospectus and the Prospectus, the Company Entities are in compliance with the terms and conditions of all such Governmental Licenses, except as would not, individually or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect; and the Company Entities have not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses, except as would not, individually or in the aggregate, have a Material Adverse Effect;

(aa)    Each Company Entity (i) is in compliance in all material respects with any and all applicable foreign, federal, state and local laws and regulations relating to pollution or the protection of the environment or imposing liability or standards of conduct concerning the use, handling, storage or management of any Hazardous Materials (as defined herein) (“Environmental Laws”), (ii) has received all material permits required of it under applicable Environmental Laws to conduct their respective businesses as presently conducted, (iii) is in compliance in all material respects with all terms and conditions of any such permits and (iv) does not have any material liability in connection with any known or threatened release into the environment of any Hazardous Material. The term “Hazardous Material” means (A) any “hazardous substance” as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (B) any “hazardous waste” as defined in the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any hazardous, toxic chemical, material, waste or substance regulated under or within the meaning of any applicable Environmental Law. In the ordinary course of business, the Company periodically reviews the effect of Environmental Laws on the Company Entities’ business, operations and properties, in the course of which it identifies and evaluates costs and liabilities that it believes are reasonably likely to be incurred pursuant to such Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities relating to the Rigs would not, individually or in the aggregate, have a Material Adverse Effect;

(bb)   Except as would not, individually or in the aggregate, have a Material Adverse Effect, the Company Entities (i) own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on each of their business, and (ii) have not received any notice and are not otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances that would render any Intellectual Property invalid or inadequate to protect the interests in the Company Entities;

(cc)    No material agreement, document or direct or indirect relationship exists between or among any Company Entity, on the one hand, and the directors, officers, shareholders, affiliates, customers or suppliers of any Company Entity, on the other hand, that is required to be described under the Act and rules and regulations thereunder in the Pricing Prospectus or the Prospectus but is not so described;

(dd)   There are no agreements, contracts, indentures, leases or other instruments that are required under the Act and rules and regulations thereunder to be described in the Registration Statement, the Pricing Prospectus or the Prospectus or to be filed as an exhibit to the Registration Statement that are not described or filed as required by the Act. The statements included in the Registration Statement, the Prospectus and the Pricing Prospectus insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate summaries of such legal matters, agreements, documents or proceedings in all material respects referred to therein, and, in each case, are accurate, complete and fair in all material respects;

(ee)    The Company is in compliance with all applicable provisions of the Sarbanes-Oxley Act of 2002, the rules and regulations promulgated in connection therewith and the rules and regulations of the New York Stock Exchange that are effective and applicable to the Company;

(ff)     The Company is not and none of the Company Entities are, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Pricing Disclosure Package and the Prospectus, the Company will not be and none of the Company Entities will be (or will not be required to register as), an “investment company” or a company “controlled by” an “investment company,” each as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(gg)   The Company is not a Passive Foreign Investment Company (“PFIC”) within the meaning of Section 1297 of the United States Internal Revenue Code of 1986, as amended (the “Code”), and based on the Company’s current and expected assets, income and operations as described in the Pricing Disclosure Package and the Prospectus, the Company believes that it is not likely to become a PFIC;

(hh)   The Rig Acquisition Agreement is legally sufficient to transfer or convey, directly or indirectly, to the Company satisfactory title to, or valid rights to, the assets described in the Rig Acquisition Agreement, as contemplated by the Registration Statement, the Pricing Disclosure Package and the Prospectus, subject to the conditions, reservations, encumbrances and limitations described therein or contained in the Rig Acquisition Agreement;

(ii)     The statements set forth in the Pricing Prospectus and the Prospectus under the caption "Description of Common Shares”, insofar as they purport to constitute a summary of the terms of the Shares, or under the captions “Item 4.B. Business Overview—Regulation”, “Item 7.B. Major Shareholders and Related Party Transactions—Related Party Transactions” and “Item 10.E. Additional Information—Taxation” in the Company’s Annual Report on Form 20-F, each, insofar as they purport to describe the provisions of the laws and documents referred to therein, and under the caption "Underwriting", insofar as they purport to describe the provisions of the laws and documents referred to therein, are, in each case, accurate, complete and fair in all material respects;

(jj)    Neither the Company Entities nor any of their officers, directors or controlled affiliates has taken or will take, directly or indirectly, any action designed or intended to stabilize or manipulate the price of any security of the Company, or which caused or resulted in, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company or that could result in the loss by the Representatives of the ability to rely on any stabilization safe harbor pursuant to the Market Abuse Regulation (as defined below). The Company and each of its officers, directors and affiliates have complied and will comply with Regulation 596/2014 of the European Parliament and of the Council of the European Union and the delegated regulations and rules promulgated thereunder (“Market Abuse Regulation”);

(kk)   No Company Entity nor any director, officer, or employee, nor to the knowledge of the Company, any agent, affiliate or other person associated with or acting on behalf of any Company Entity, is aware of or has taken any action, directly or indirectly, (i) that would result in a violation by such Persons of any applicable anti-bribery or anti-corruption laws, including but not limited to the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”) and the Bribery Act 2010 of the United Kingdom (the “UK Bribery Act”) (collectively, the “Anti-Corruption Laws”), or (ii) in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in order to obtain or retain business or otherwise secure an improper business advantage.  The Company Entities and, to the knowledge of the Company, their affiliates have conducted their businesses in compliance with applicable Anti-Corruption Laws and have instituted and maintain policies and procedures that are reasonably designed to ensure, and that are reasonably expected to continue to ensure, continued compliance therewith. No inquiry, investigation, action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the Company Entities with respect to applicable Anti-Corruption Laws is pending or, to the knowledge of the Company, threatened. The Company will not directly or indirectly use any part of the proceeds of the offering of the shares, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person in any manner that would constitute or give rise to a violation of the Anti-Corruption Laws;

(ll)    The operations of the Company Entities are and have been conducted at all times in compliance with, in each case to the extent applicable, the anti-money laundering statutes of all applicable jurisdictions, including the United States, the United Kingdom and the European Union, and not limited to the Bank Secrecy Act of 1970, as amended by the USA PATRIOT ACT of 2001, and the rules and regulations thereunder and any other related or similar rules or regulations, issued, administered, or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”) and no inquiry, investigation, action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the Company Entities with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened. The Company will not directly or indirectly use any part of the proceeds of the offering of the shares, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person in any manner that would constitute or give rise to a violation of the Anti-Corruption Laws;

(mm) (i) None of the Company Entities, nor to the knowledge of the Company, any director, officer, employee, agent or affiliate of the Company Entities is an individual or entity that is, or is owned or controlled by an individual or entity that is, currently the subject or the target of any sanctions imposed, administered or enforced by the U.S. Government (including, without limitation, the U.S. Department of State and the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”)), the European Union or any of its member states, the United Kingdom (including, without limitation, His Majesty’s Treasury), the United Nations Security Council, or any other relevant sanctions authority (collectively, “Sanctions”), including by virtue of being (A) identified on any Sanctions-related list of designated persons, including, without limitation, the Specially Designated Nationals and Blocked Persons List maintained by OFAC, (B) located, organized or resident in (1) Belarus or Russia, or (2) a country or territory that is the subject of comprehensive Sanctions broadly prohibiting dealings in, with or involving such country or territory (as of the date hereof Cuba, Iran, North Korea, the Crimea region of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, and the non-government-controlled areas of the Zaporizhzhia and Kherson regions of Ukraine) (together with Belarus and Russia, each, a “Sanctioned Jurisdiction”), or (C) being owned or controlled by any person described in the foregoing sub-clause (A) or (B) (any such person that is the subject or target of Sanctions, a “Sanctioned Person”), and (ii) the Company will not directly or indirectly use any part of the proceeds of the offering of the shares, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person, (A) to fund, finance or facilitate any activities of or business with or involving any person that, at the time of such funding, financing or facilitation, is a Sanctioned Person, (B) to fund, finance or facilitate any activities of or business with, in or involving any country or territory that is, at the time of such funding, financing or facilitation, a Sanctioned Jurisdiction, or (C) in any other manner that would constitute or give rise to a violation of Sanctions by any person (including any person participating in the transaction, whether as initial purchaser, advisor, investor or otherwise). None of the Company Entities has engaged, since April 24, 2019, or is engaged currently, in any dealings or transactions with, involving, or for the benefit of any Sanctioned Person or Sanctioned Jurisdiction, in violation of applicable Sanctions. No inquiry, action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the Company Entities with respect to Sanctions is pending or, to the knowledge of the Company, threatened;

(nn)   Any statistical and market-related data included in the Registration Statement, the Pricing Prospectus, the Pricing Disclosure Package or the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate;

(oo)   No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) contained in any of the Registration Statement, the Pricing Prospectus, the Pricing Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith;

(pp)   None of the Company Entities has distributed or, prior to the later to occur of the Time of Delivery and completion of the distribution of the Shares, will distribute any offering material in connection with the offering and sale of the Shares other than any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus to which the Representatives have consented in accordance with this Agreement, any other materials, if any, permitted by the Act, including Rule 134 or Rule 164 thereunder;

 (qq)   At the Time of Delivery, the Shares will have been approved to be listed on the Exchange;

 (rr)   The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that (i) complies with the applicable requirements of the Exchange Act, (ii) has been designed by the Company's principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and (iii) is sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; the Company's internal control over financial reporting is effective; and the Company is not aware of any material weaknesses in its internal control over financial reporting;

(ss)   Since the date of the latest audited consolidated financial statements included or incorporated by reference in the Pricing Prospectus, there has been no change in the Company's internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company's internal control over financial reporting;

(tt)     The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company Entities is made known to the Company's principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective;

(uu)   No stamp or other issuance or transfer Taxes are payable by or on behalf of the Underwriters in connection with (A) the delivery of the Shares to the Underwriters in the manner contemplated herein or (B) the sale and delivery by the Underwriters of the Shares as contemplated herein;

(vv)    There are no contracts, arrangements or understandings between any Company Entity and any person that would give rise to a valid claim against any Company Entity or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the offering of the Shares;

(ww) (i) The information technology systems, equipment and software used by the Company Entities in their business (the “IT Assets”) (A) are adequate for the operation of the business of the Company Entities as currently conducted; (B) operate and perform in accordance with their documentation and functional specifications and otherwise as required by the Company Entities’ business as currently conducted and (C) are free of any viruses, “back doors,” “Trojan horses,” “time bombs,” “worms,” “drop dead devices” or other software or hardware components that are designed or intended to interrupt use of, permit unauthorized access to, or disable, damage or erase any software, which could, individually or in the aggregate, have a Material Adverse Effect; (ii) the Company Entities have implemented commercially reasonable backup and disaster recovery technology processes consistent with applicable standard industry practices; and (iii) to the Company’s knowledge and except to the extent described in the Registration Statement, the Pricing Prospectus and the Prospectus, no person has gained unauthorized access to any IT Asset since the Company’s inception which would, individually or in the aggregate, have a Material Adverse Effect;

(xx)   (i) With regard to their receipt, collection, handling, processing, sharing, transfer, usage, disclosure, interception, security, storage and disposal of all data and information that identifies or relates to a distinct individual, including without limitation IP addresses, mobile device identifiers, geolocation information and website usage activity data, or that is directly linked to such information (collectively, “Personal and Device Data”), the Company Entities have operated in a manner compliant with all applicable laws and regulations (including the European Union General Data Protection Regulation) (“Privacy Legal Obligations”), except, as would not individually or in the aggregate, have a Material Adverse Effect; (ii) the Company Entities have policies and procedures consistent with applicable standard industry practices designed to ensure the Company Entities comply with such Privacy Legal Obligations; (iii) the Company Entities maintain data security policies and procedures consistent with applicable standard industry practices designed to protect the confidentiality, security, and integrity of Personal and Device Data and to prevent unauthorized use of and access to Personal and Device Data; (iv) the Company Entities have policies and procedures consistent with applicable standard industry practices and contractual obligations to require key applicable third parties to which they provide any Personal and Device Data to maintain the privacy and security of such Personal and Device Data and to comply with applicable Privacy Legal Obligations; and (v) to the Company’s knowledge, there has been no unauthorized access to, or use or disclosure of, Personal and Device Data maintained by or for the Company Entities except in each case as would not individually or in the aggregate, have a Material Adverse Effect;

(yy)   (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) that is subject to ERISA, for which the Company or any member of its “Controlled Group” (defined as any entity, whether or not incorporated, that is under common control with the Company within the meaning of Section 4001(a)(14) of ERISA or any entity that would be regarded as a single employer with the Company under Section 414(b),(c),(m) or (o) of the Code) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan, excluding transactions effected pursuant to a statutory or administrative exemption; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no Plan has failed (whether or not waived), or is reasonably expected to fail, to satisfy the minimum funding standards (within the meaning of Section 302 of ERISA or Section 412 of the Code) applicable to such Plan; (iv) no Plan is, or is reasonably expected to be, in “at risk status” (within the meaning of Section 303(i) of ERISA) and no Plan that is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA is in “endangered status” or “critical status” (within the meaning of Sections 304 and 305 of ERISA) (v) the fair market value of the assets of each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (vi) no “reportable event” (within the meaning of Section 4043(c) of ERISA and the regulations promulgated thereunder) has occurred or is reasonably expected to occur; (vii) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified, and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification; (viii) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guarantee Corporation, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA); and (ix) none of the following events has occurred or is reasonably likely to occur: (1) a material increase in the aggregate amount of contributions required to be made to all Plans by the Company or its Controlled Group affiliates in the current fiscal year of the Company and its Controlled Group affiliates compared to the amount of such contributions made in the Company’s and its Controlled Group affiliates’ most recently completed fiscal year; or (2) a material increase in the Company Entities’ “accumulated post-retirement benefit obligations” (within the meaning of Accounting Standards Codification Topic 715-60) compared to the amount of such obligations in the Company Entities’ most recently completed fiscal year, except in each case for clauses (i)-(ix) above as would not individually or in the aggregate have a Material Adverse Effect;

(zz)    None of the Company Entities or their properties or assets has immunity under Bermuda, United Arab Emirates, U.S. federal or New York state law and under the laws of any jurisdiction in which they have been incorporated or in which any of their property or assets are held, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any Bermuda, United Arab Emirates, U.S. federal or New York state court or the court of any jurisdiction in which they have been incorporated or in which any of their property or assets are held, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court with respect to their respective obligations, liabilities or any other matter under or arising out of or in connection herewith; and, to the extent that any of the Company Entities or any of its properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings arising out of, or relating to the transactions contemplated by this Agreement, may at any time be commenced, the Company has, pursuant to Section 19, waived, and it will waive, or will cause its subsidiaries to waive, such right to the extent permitted by law;

(aaa)  Any final judgment for a fixed or determined sum of money rendered by any U.S. federal or New York state court located in the State of New York having jurisdiction under its own laws in respect of any suit, action or proceeding against the Company based upon this Agreement would be declared enforceable against the Company by the courts of Bermuda, without reconsideration or reexamination of the merits;

(bbb)  The choice of laws of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of Bermuda and will be honored by the courts of the Bermuda, subject to the restrictions described under the caption “Enforceability of Civil Liabilities” in the Registration Statement, the Pricing Disclosure Package and the Prospectus.  The Company has the power to submit, and pursuant to Section 18, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each New York state and United States federal court sitting in the City of New York and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in such court;

(ccc)  The indemnification and contribution provisions set forth in Section 9 do not contravene Bermuda law or public policy;

(ddd) Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no approvals are currently required in Bermuda in order for the Company to pay dividends or other distributions declared by the Company to the holders of Common Shares.  Under current laws and regulations of Bermuda and any political subdivision thereof, any amount payable with respect to the Common Shares upon liquidation of the Company or upon redemption thereof and dividends and other distributions declared and payable on the share capital of the Company may be paid by the Company in United States dollars or euros and freely transferred out of Bermuda, and no such payments made to the holders thereof or therein who are non-residents of Bermuda will be subject to income, withholding or other Taxes under laws and regulations of Bermuda or any political subdivision or Taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in Bermuda or any political subdivision or Taxing authority thereof or therein;

(eee)  The legality, validity, enforceability or admissibility into evidence of any of the Registration Statement, the Pricing Disclosure Package, the Prospectus, this Agreement or the Shares in any jurisdiction in which the Company is organized or does business is not dependent upon such document being submitted into, filed or recorded with any court or other authority in any such jurisdiction on or before the date hereof or that any Tax be paid in any such jurisdiction on or in respect of any such document;

(fff)   A holder of the Shares and each Underwriter are each entitled to sue as plaintiff in the court of the jurisdiction of formation and domicile of the Company for the enforcement of their respective rights under this Agreement and the Shares and such access to such courts will not be subject to any conditions which are not applicable to residents of such jurisdiction or a company incorporated in such jurisdiction; and

(ggg)  The Company is a “foreign private issuer” as defined in Rule 405 under the Act.

Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Shares shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter and legal counsel to the Company and the Underwriters, as applicable, shall be entitled to rely on such statements and certificates for purposes of their respective legal opinions to be delivered pursuant to this Agreement.

2.       Subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price per share of $3.88, the number of Shares set forth opposite the name of such Underwriter in Schedule I hereto. The Company may at its election and in its absolute discretion pay to certain of the Underwriters a discretionary cash fee of up to 0.75% of the aggregate gross proceeds received by the Company from the sale of the Shares.

3.      Upon the authorization by the Company of the release of the Shares, the several Underwriters propose to offer the Shares for sale upon the terms and conditions set forth in the Pricing Prospectus and the Prospectus.

4.     (a)    The Shares to be purchased by each Underwriter hereunder, in definitive or book-entry form, and in such authorized denominations and registered in such names as the Representatives may request shall be delivered by or on behalf of the Company to the Representatives, through the facilities of the Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified at least forty-eight hours in advance by the Company to the Representatives. The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on December 10, 2025.  Such time and date for delivery of the Shares is herein called the “Time of Delivery”.

(b)     The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 8(n) hereof will be delivered at the offices of Baker Botts L.L.P., 700 K Street NW, Washington, DC 20001 (the “Closing Location”) or such other location as the Representatives and the Company may agree upon in writing, and the Shares will be delivered at the office of DTC or its designated custodian, all at the Time of Delivery.  A meeting will be held at the Closing Location or remotely by exchange of documents (including in .pdf or other electronic format) by electronic transmission at a time agreed between the parties hereto, on the New York Business Day next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto.  For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

5.        The Company agrees with each of the Underwriters:

(a)      To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required under the Act; to make no further amendment or any supplement to the Registration Statement, the Base Prospectus or the Prospectus prior to the Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Shares; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares, of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus relating to the Shares or pursuant to Section 8A of the Act or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order and in the event of any such issuance of a notice of objection, promptly to take such steps including, without limitation, amending the Registration Statement or filing a new registration statement, at its own expense, as may be necessary to permit offers and sales of the Shares by the Underwriters (references herein to the Registration Statement shall include any such amendment or new registration statement);

(b)     If required by Rule 430B(h) under the Act, to prepare a form of prospectus in a form approved by you and to file such form of prospectus pursuant to Rule 424(b) under the Act not later than may be required by Rule 424(b) under the Act; and to make no further amendment or supplement to such form of prospectus which shall be disapproved by you promptly after reasonable notice thereof;

(c)      Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation (where not otherwise required) or to file a general consent to service of process in any jurisdiction (where not otherwise required);

(d)      Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement (or such later time as may be agreed by the Company and the Representatives) and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, to notify you and upon your request to file such a document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(e)     To make generally available to its securityholders as soon as practicable (which may be satisfied by filing with the Commission’s Electronic Data Gathering Analysis and Retrieval System (“EDGAR”)), but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(f)      During the period beginning from the date hereof and continuing to and including the date 60 days after the date of the Prospectus, not to without the prior written consent of the Representatives (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with or confidentially submit to the Commission a registration statement under the Act relating to, the Common Shares or any securities of the Company that are substantially similar to the Common Shares, including but not limited to any options or warrants to purchase Common Shares or any securities that are convertible into or exchangeable for, or that represent the right to receive, Common Shares or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Shares or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise; provided, however, the Company may (A) issue and sell the Shares to be sold hereunder, (B) issue and sell Common Shares pursuant to any existing employee benefit plan or equity incentive plans, including as a consequence of any grant, assignment and exercise of options thereunder, or grant options to purchase Common Shares pursuant to such plans, and (C) issue Common Shares upon the conversion of securities or exercise of warrants or options described in the Registration Statement and outstanding as of the Applicable Time.

(g)      To pay the required Commission filing fees relating to the Shares within the time required by Rule 456(b)(1) under the Act without regard to the provision therein and otherwise in accordance with Rules 456(b) and 457(r) under the Act;

(h)      To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds”;

(i)       To use its best efforts to list the Shares on the New York Stock Exchange; and

(j)      Upon reasonable request of any Underwriter in writing, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company's trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Shares (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred.

6.       (a)     The Company represents and agrees that, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; and each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus required to be filed with the Commission; any such free writing prospectus the use of which has been consented to by the Company and the Representatives is listed on Schedule II(a) hereto.

(b)     The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show;

(c)     The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus or Rule 163B Writing any event occurred or occurs as a result of which such Issuer Free Writing Prospectus or Rule 163B Writing would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus, Rule 163B Writing or other document which will correct such conflict, statement or omission;

(d)      The Company represents and agrees that (i) it has not engaged in, or authorized any other person to engage in, any Rule 163B Communications, other than Rule 163B Communications with the prior consent of the Representatives with entities that are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a) under the Act; and (ii) it has not distributed, or authorized any other person to distribute, any Rule 163B Writings, other than those distributed with the prior consent of the Representatives that are listed on Schedule II(d) hereto; and the Company reconfirms that the Underwriters have been authorized to act on its behalf in engaging in Rule 163B Communications; and

(e)     Each Underwriter represents and agrees that any Rule 163B Communications undertaken by it were with entities that are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a) under the Act.

7.       The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, the Base Prospectus, any Preliminary Prospectus, any Rule 163B Writing, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers (including postage, air freight charges and charges for counting and packaging); (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, any Blue Sky memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state and other local securities laws as provided in Section 5(c) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) all fees and expenses in connection with listing the Shares on the New York Stock Exchange; (v) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, any required review by the Financial Industry Regulatory Authority (“FINRA”) of the terms of the sale of the Shares; (vi) the cost of preparing, printing, authentication, issuance and delivery of share certificates, if applicable, including any stamp or transfer Taxes in connection with the execution of this Agreement or the original issuance and sale of the Shares; (vii) the cost and charges of any transfer agent or registrar; and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 7.

8.      The obligations of the Underwriters hereunder, as to the Shares to be delivered at the Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of the Applicable Time and the Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a)      The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filings by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose or pursuant to Section 8A of the Act shall have been initiated or threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act shall have been received; no stop order suspending or preventing the use of the Pricing Prospectus, Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b)     Baker Botts L.L.P., counsel for the Underwriters, shall have furnished to you such written opinion or opinions, dated the Time of Delivery, in form and substance satisfactory to you;

(c)     Conyers Dill & Pearman Limited, Bermuda counsel for the Company, shall have furnished to you their written opinion, dated the Time of Delivery, in form and substance satisfactory to you;

(d)      Skadden, Arps, Slate, Meagher & Flom (UK) LLP, U.S. counsel for the Company, shall have furnished to you their written opinions and letter, dated the Time of Delivery, in form and substance satisfactory to you;

(e)     Joseph Tobing, Head - Legal & Contracts, of the Company, shall have furnished to you his written opinion, dated the Time of Delivery, in form and substance satisfactory to you;

(f)      Watson Farley & Williams LLP, Liberia, Marshall Islands and Vanuatu counsel for the Company, shall have furnished to you their written opinion, dated the Time of Delivery, in form and substance satisfactory to you;

(g)      Conyers Dill & Pearman Limited, Cayman Islands counsel for the Company, shall have furnished to you their written opinion, dated the Time of Delivery, in form and substance satisfactory to you;

(h)      On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post‑effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at the Time of Delivery, (i) PricewaterhouseCoopers LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you and (ii) the Chief Financial Officer of the Company shall have furnished to you a certificate dated the respective dates of delivery thereof, in form and substance satisfactory to you;

(i)      (i) No Company Entity, taken together with all of the other Company Entities, shall have sustained since the date of the latest audited consolidated financial statements included or incorporated by reference in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the Common Shares or share capital or long‑term debt of any Company Entity or any change or effect, or any development involving a prospective change or effect, in or affecting (x) the business, properties, general affairs, management, financial position, shareholders' equity or results of operations of the Company Entities, taken as a whole, except as set forth or contemplated in the Pricing Prospectus and the Prospectus, or (y) the ability of the Company to perform its obligations under this Agreement, including the issuance and sale of the Shares, or to consummate the transactions contemplated in the Pricing Prospectus and the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at the Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;

(j)      On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a suspension or material limitation in trading in the Company's securities on the New York Stock Exchange; (iii) any downgrading in the rating of any securities of the Company by any “nationally recognized statistical rating organization” (as that term is used by the Commission in Section 3(a)(62) under the Exchange Act), or any public announcement that any such organization has under surveillance or review its rating of any securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iv) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities; (v) a general moratorium on commercial banking activities declared by Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (vi) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (vii) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (vi) or (vii) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at the Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;

(k)      The Shares to be sold at the Time of Delivery shall have been duly listed on the New York Stock Exchange;

(l)      The Company shall have obtained and delivered to the Underwriters executed copies of an agreement from all directors, officers and shareholders of the Company listed on Schedule III hereto, substantially to the effect set forth in Annex I hereto in form and substance satisfactory to you;

(m)    The Company shall have complied with the provisions of Section 5(d) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement; and

(n)      The Company shall have furnished or caused to be furnished to you at the Time of Delivery certificates of officers of the Company satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of the Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to the Time of Delivery, as to such other matters as you may reasonably request, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and (i) of this Section 8.

9.      (a)      The Company will indemnify and hold harmless each Underwriter, its affiliates, directors, officers, employees, and each person if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any “roadshow” as defined in Rule 433(h) under the Act (a “roadshow”), any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act or any Rule 163B Writing, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus or any Rule 163B Writing, in reliance upon and in conformity with the Underwriter Information.

(b)     Each Underwriter will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any roadshow, or any Rule 163B Writing, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any roadshow, or any Rule 163B Writing, in reliance upon and in conformity with the Underwriter Information; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.  As used in this Agreement with respect to an Underwriter and an applicable document, “Underwriter Information” shall mean the written information furnished to the Company by such Underwriter through DNB Carnegie, Inc. expressly for use therein; it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Pricing Prospectus and the Prospectus furnished on behalf of each Underwriter: information contained in the tenth, eleventh and twelfth paragraphs under the caption “Underwriting”.

(c)     Promptly after receipt by an indemnified party under subsection (a) or (b) of this Section 9 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; provided that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under the preceding paragraphs of this Section 9.  In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation.  No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)     If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the underwriting discount or commission applicable to the Shares purchased by such Underwriter hereunder.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e)     The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each employee, officer and director of each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer or other affiliate of any Underwriter; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

10.      (a)     If any Underwriter shall default in its obligation to purchase the Shares that it has agreed to purchase hereunder at the Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein.  If within thirty‑six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of thirty‑six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms.  In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Shares, or the Company notifies you that it has so arranged for the purchase of such Shares, you or the Company shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary.  The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(b)      If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed 10% of the aggregate number of all the Shares to be purchased at the Time of Delivery, then the Company shall have the right to require each non‑defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at the Time of Delivery and, in addition, to require each non‑defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)      If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds 10% of the aggregate number of all of the Shares to be purchased at the Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non‑defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non‑defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11.   The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Shares.

12.    If this Agreement shall be terminated pursuant to Section 10 hereof, the Company shall not then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason any Shares are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through you for all out‑of‑pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof.

13.     In all dealings hereunder, DNB Carnegie, Inc. shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by DNB Carnegie, Inc. as the representative.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to DNB Carnegie, Inc. at 30 Hudson Yards, 81st Floor, New York, New York 10001, Attention: Compliance, _DNB_Carnegie_Compliance_US@dnbcarngegie.com; if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth on the cover of the Registration Statement, Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 9(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters' Questionnaire or telex constituting such Questionnaire, which address will be supplied to the Company by you on request; provided further that notices under subsection 5(f) shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to DNB Carnegie, Inc. at 30 Hudson Yards, 81st Floor, New York, New York 10001, Attention: Compliance, _DNB_Carnegie_Compliance_US@dnbcarngegie.com. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

14.     This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters and the Company and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.  No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15.     Time shall be of the essence of this Agreement.  As used herein, the term “business day” shall mean any day when the Commission's office in Washington, D.C.  is open for business.

16.     The Company acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm's-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate.  The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

17.    This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

18.     This Agreement and any transaction contemplated by this Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws that would result in the application of any other law than the laws of the State of New York. The Company agrees that any suit or proceeding arising in respect of this Agreement or any transaction contemplated by this Agreement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Company agrees to submit to the jurisdiction of, and to venue in, such courts.  The Company has appointed Borr Finance LLC, as its authorized agent (the “Authorized Agent”), upon whom process may be served in any such action arising out of or based on this Agreement, the transactions contemplated hereby or any alleged violation of the securities laws of the United States or any state in the United States which may be instituted in any New York court.  Such appointment shall be irrevocable.  The Company represents and warrants that the Authorized Agent has agreed to act as such agent for service of process and agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid.  Service of process upon the Authorized Agent and written notice of such service to the Company shall be deemed, in every respect, effective service of process upon the Company.

19.    THE COMPANY AND EACH OF THE UNDERWRITERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

20.      To the extent that the Company has or hereafter may acquire any immunity (sovereign or otherwise) from jurisdiction of any court of (i) Bermuda, or any political subdivision thereof, (ii) the United States or the State of New York, (iii) any jurisdiction in which it owns or leases property or assets or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution, set-off or otherwise) with respect to themselves or their respective property and assets or this Agreement, the Company hereby irrevocably waives such immunity in respect of its obligations under this Agreement to the fullest extent permitted by applicable law.

21.     This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.  Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. An executed copy of this Agreement delivered by facsimile, email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original executed copy of this Agreement.

22.    Notwithstanding anything herein to the contrary, the Company is authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

23.      Recognition of the U.S. Special Resolution Regimes.

(a)      In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)    In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c)      As used in this section:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters and the Company.

Very truly yours,

Borr Drilling Limited

By:	/s/ Magnus Vaaler
Name: Magnus Vaaler
Title: Chief Financial Officer

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof:

DNB Carnegie, Inc.

By:	/s/ Theodore S. Jadick, Jr.
Name:Theodore S. Jadick, Jr.
Title: President

By:	/s/ Kristoffer N. Braaten
Name: Kristoffer N. Braaten
Title: Director

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof:

Clarksons Securities AS

By:	/s/ Christian Fodstad
Name: Christian Fodstad
Title: Chief Compliance Officer

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof:

Citigroup Global Markets Inc.

By:	/s/ Ben Exner
Name: Ben Exner
Title: Managing Director

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof:

Fearnley Securities AS

By:	/s/ Rikard Vabo
Name: Rikard Vabo
Title: Head of IB

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof:

Pareto Securities AS

By:	/s/ Tormod Høiby
Name: Tormod Høiby
Title: Head of IB

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriter	Total Number of Shares to be Purchased
DNB Carnegie, Inc.	6,321,000
Clarksons Securities AS	4,557,000
Pareto Securities AS	3,150,000
Citigroup Global Markets Inc.	1,743,000
Fearnley Securities AS	1,743,000
BTIG, LLC	1,743,000
Morgan Stanley & Co. LLC	1,743,000
Total	21,000,000

SCHEDULE II

(a)          Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package

None

(b)          Additional documents incorporated by reference

None

(c)        Pricing information other than the Pricing Prospectus that comprise the Pricing Disclosure Package, orally conveyed prior to the Applicable Time:

The public offering price per share for the Shares is $4.00

The number of Shares is 21,000,000

(d)          Rule 163B Writings

Investor presentation dated December 8, 2025

SCHEDULE III

Parties to Deliver Lock-Up Agreements:

1.          Tor Olav Trøim

2.          Alexandra Kate Blankenship

3.          Jeffrey Currie

4.          Neil Glass

5.          Daniel Rabun

6.          Mi Hong Yoon

7.          Patrick Schorn

8.          Magnus Vaaler

9.          Bruno Morand

10.        Thiago Mordehachvili

EXHIBIT A

RIGS AND OWNERSHIP

No.	Vessel	Ownership	Flag Jurisdiction

1.	Norve	Borr Norve Limited	Vanuatu

2.	Idun	Borr Idun Limited	Vanuatu

3.	Mist	Borr Mist Limited	Vanuatu

4.	Prospector 1	Prospector Rig 1 Contracting Company Limited	Vanuatu

5.	Prospector 5	Prospector Rig 5 Contracting Company Limited	Vanuatu

6.	Gerd	Borr Gerd Limited	Vanuatu

7.	Groa	Borr Groa Inc.	Vanuatu

8.	Gunnlod	Borr Gunnlod Inc	Liberia

9.	Gersemi	Borr Gersemi (UK) Limited	Liberia

10.	Grid	Borr Grid (UK) Limited	Liberia

11.	Galar	Borr Galar (UK) Limited	Liberia

12.	Ran	Borr Ran (UK) Limited	Liberia

13.	Odin	Borr Odin (UK) Limited	Liberia

14.	Njord	Borr Njord (UK) Limited	Liberia

15.	Saga	Borr Saga Inc.	Liberia

16.	Skald	Borr Skald Inc.	Liberia

17.	Hild	Borr Hild (UK) Limited	Liberia

18.	Arabia I	Borr Heimdal Inc.	Liberia

19.	Arabia II	Borr Hermod Inc.	Liberia

20.	Arabia III	Borr Arabia III (UK) Limited	Liberia

21.	Thor	Borr Jack-Up XXXII Inc.	Liberia

22.	Natt	Borr Natt Limited	Panama

23.	Vali	Borr Vale Inc.	Liberia

24.	Var	Borr Var Inc.	Liberia

ANNEX I

[FORM OF LOCK-UP AGREEMENT]

December 8, 2025
DNB Carnegie, Inc.
              As Representative of the several Underwriters

c/o	DNB Carnegie, Inc.
30 Hudson Yards, 81st Floor
New York, NY 10001

Re: Borr Drilling Limited - Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that you, as a representative (the “Representative”), propose to enter into an Underwriting Agreement on behalf of the several Underwriters named in Schedule I to such agreement (collectively, the “Underwriters”), with Borr Drilling Limited, an exempted company limited by shares and registered in Bermuda (the “Company”), providing for a public offering of common shares, par value of $0.10 per share (the “Common Shares”) of the Company (the “Shares”) pursuant to a Registration Statement on Form F-3 filed with the Securities and Exchange Commission (the “SEC”).

In consideration of the agreement by the Underwriters to offer and sell the Shares, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period beginning from the date of this Lock-Up Agreement and continuing to and including the date 60 days after the date set forth on the final prospectus used to sell the Shares (the “Lock-Up Period”), the undersigned shall not, and shall not cause or direct any of its affiliates to, (i) offer, sell, contract to sell, pledge, grant any option to purchase, lend or otherwise dispose of any Common Shares, or any options or warrants to purchase any Common Shares, or any securities convertible into, exchangeable for or that represent the right to receive Common Shares (such options, warrants or other securities, collectively, “Derivative Instruments”), including without limitation any such shares or Derivative Instruments now owned or hereafter acquired by the undersigned, (ii) engage in any hedging or other transaction or arrangement (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) which is designed to or which reasonably could be expected to lead to or result in a sale, loan, pledge or other disposition (whether by the undersigned or someone other than the undersigned), or transfer of any of the economic consequences of ownership, in whole or in part, directly or indirectly, of any Common Shares or Derivative Instruments, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of Common Shares or other securities, in cash or otherwise (any such sale, loan, pledge or other disposition, or transfer of economic consequences, a “Transfer”) or (iii) otherwise publicly announce any intention to engage in or cause any action or activity described in clause (i) above or transaction or arrangement described in clause (ii) above. The undersigned represents and warrants that the undersigned is not, and has not caused or directed any of its affiliates to be or become, currently a party to any agreement or arrangement that provides for, is designed to or which reasonably could be expected to lead to or result in any Transfer during the Lock-Up Period. For the avoidance of doubt, the undersigned agrees that the foregoing provisions shall be equally applicable to any issuer-directed or other Shares the undersigned may purchase in the offering.

If the undersigned is not a natural person, the undersigned represents and warrants that no single natural person, entity or “group” (within the meaning of  Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), other than a natural person, entity or “group” (as described above) that has executed a Lock-Up Agreement in substantially the same form as this Lock-Up Agreement, beneficially owns, directly or indirectly, 50% or more of the common equity interests, or 50% or more of the voting power, in the undersigned.

Notwithstanding the foregoing, the undersigned may transfer the undersigned’s Common Shares (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, or (iii) with the prior written consent of the Representative on behalf of the Underwriters. For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.  In addition, notwithstanding the foregoing, if the undersigned is a corporation, the corporation may transfer the Common Shares to any wholly-owned subsidiary of such corporation; provided, however, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such Common Shares subject to the provisions of this Lock-Up Agreement and there shall be no further transfer of such Common Shares except in accordance with this Lock-up Agreement, and provided further that any such transfer shall not involve a disposition for value. The undersigned now has, and, except as contemplated by clause (i), (ii), or (iii) above, for the duration of this Lock-Up Agreement will have, good and marketable title to the undersigned’s Common Shares, free and clear of all liens, encumbrances, and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Common Shares except in compliance with the foregoing restrictions.

The undersigned understands that if the Underwriting Agreement does not become effective by December 15, 2025, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares to be sold thereunder, the undersigned shall be released from all obligations under this Lock-Up Agreement.

The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

Yours very truly,

Exact Name of Shareholder / Officer / Director

Authorized Signature

Title